Exhibit 11

From: Blaze Gries

Sent: Tuesday, October 13, 2020 12:30 PM

To: Frank

Cc: AJ Robbins

Subject: RE: End of Audit communication Skybox Sports Network.

Frank,

As long as there was not any changes to the file (I did a quick check, didn’t appear to be anything changed) then you have our approval for consent to file.

Please let us know if you need anything else.

Thanks,

Blaze Gries, CPA

AJ Robbins CPA LLC

400 South Colorado Blvd

Suite 870

Denver, Colorado 80246

(O) 303-537-5898

(F) 303-586-6261

(M) 773-255-5631

From: Frank <skyboxsn@gmail.com>

Sent: Tuesday, October 13, 2020 1:26 PM

To: Blaze Gries <blaze.gries@ajrobbins.com>

Cc: AJ Robbins <aj@ajrobbins.com>

Subject: RE: End of Audit communication Skybox Sports Network.

Blaze – We just received the Legal Opinion so we need the Consent to File. The Form 1-A is attached and has not been revised or edited from the version you approved.

Frank

Sent from Mail for Windows 10

From: Blaze Gries

Sent: Wednesday, October 7, 2020 9:56 AM

To: Frank

Cc: AJ Robbins

Subject: End of Audit communication Skybox Sports Network.